UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

MBT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Michigan	000-30973	38-3516922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 East Front Street, Monroe, Michigan	48161
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 241-3431

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of the Company was held on May 2, 2013.

(b)	There were 17,462,874 shares eligible to vote, and 14,138,215 shares, or 80.96% of the outstanding shares, were present in person or by proxy at the meeting. The following proposals were submitted by the Board of Directors to a vote of the shareholders:

Proposal 1. Election of Directors. The following individuals were elected to serve as directors until the 2014 Annual Meeting of Shareholders:

Director	Votes “FOR”	Votes “WITHHELD”	Broker Non-Votes
Peter H. Carlton	6,731,892	1,435,147	5,971,176
H. Douglas Chaffin	6,711,503	1,455,536	5,971,176
Joseph S. Daly	5,721,483	2,445,556	5,971,176
Edwin L. Harwood	7,572,390	594,649	5,971,176
Michael J. Miller	7,568,160	598,879	5,971,176
Debra J. Shah	6,654,700	1,512,339	5,971,176
John L. Skibski	7,545,259	621,780	5,971,176
Karen M. Wilson-Smithbauer	6,658,815	1,508,224	5,971,176

Proposal 2. Ratification of the appointment of Plante & Moran, PLLC as the independent auditors of the Corporation for the 2013 fiscal year. This proposal received the following votes:

For	Against	Abstain
13,796,013	232,284	109,918

Based on the votes set forth above, the proposal received the required majority of the votes cast and therefore was approved.

Proposal 3. Advisory vote to approve executive compensation. This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
6,434,609	1,189,627	542,803	5,971,176

Based on the votes set forth above, the shareholders advise the board that they approve of the executive compensation.

Proposal 4. Advisory vote on the frequency of advisory votes to approve executive compensation. This proposal received the following votes:

1 Year	2 Year	3 Year	Abstain	Broker Non-Vote
3,842,176	585,658	3,409,853	329,352	5,971,176

Based on the votes set forth above, the shareholders advise the board that they prefer an annual vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MBT FINANCIAL CORP.

Date: May 6, 2013	By:	/s/ John L. Skibski
John L. Skibski Executive Vice President and Chief Financial Officer